Exhibit 3.1

                                                 STATE OF DELAWARE
                                                SECRETARY OF STATE
                                             DIVISION OF CORPORATIONS
                                             FILED 09:00 AM 08/21/2000
                                               0014323513 - 3277232


                       CERTIFICATE OF INCORPORATION
                                   OF
                              WASTEMASTERS, INC.

     The undersigned, for the purposes of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that:

     FIRST:     The name of this corporation is WASTEMASTERS, INC.

     SECOND:     Its Registered Office in the State of Delaware is to be
located at 9 East Loockerman Street, in the City of Dover, County of Kent, 19901. The Registered Agent in charge thereof is National
Registered Agents, Inc.

     THIRD:     The purpose of the corporation is to engage in any lawful
act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

     FOURTH:

     (A) The total number of shares that the Corporation is authorized to issue is 300,000,000 shares, each with a par value of $0.001 per share, of which 295,000,000 shares shall be Common Stock and 5,000,000 shares shall be Preferred Stock.

     (B) The designations and the powers, preferences and rights and qualifications, limitations or restrictions thereof, of the Preferred Stock shall be as follows:

     (1) The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited but not to exceed one vote per share, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated in and expressed in this Certificate of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

     (a) the designation of and the number of shares constituting such series, and the par value thereof;

     (b) the dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other call or classes of any other series of capital stock, and whether such dividends shall be cumulative or non-cumulative;

     (c) whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

     (d) the terms and the amount of any sinking fund provided for the purchase or redemption of the shares of such series;

     (e) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation, and, if provisions be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

     (f) the extent, if any, to which the holders of the shares shall be entitled to vote as a class or otherwise with respect to the selection of the directors or otherwise;

     (g) the restrictions, if any, on the issue or reissue of any additional Preferred Stock;

     (h) the rights of the holders of such shares of such series upon the dissolution of, or upon the distribution of the assets of, the Corporation.

     (2) Except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolution of the Board of Directors creating any series of Preferred Stock, the holders of any such series shall have no voting power whatsoever.

         (C) The Corporation designates five million (5,000,000) shares of its Preferred Stock as Series A Preferred Stock (the "Series A Preferred"), par value $0.001 per share, with the following preferences and relative, participating, optional or other rights, qualifications, limitations and restrictions:

     (1) Dividends. Holders of Series A Preferred shall be entitled to receive the same dividends per Share as and when declared and paid as the Corporation's Common Stock.

     (2) Rights and Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders, whether from capital, surplus or earnings, shall be distributed in the following order of priority:

     (a) First, to the holders of Series A Preferred, prior to and in preference to any distribution to the holders of Common Stock or any other class or series of capital stock of the Corporation, and in lieu of any other payment, an amount equal to $1.25 per share of Series A Preferred then outstanding plus any dividends accrued and unpaid through the liquidation date (the "Preferred A Liquidation Preference").

     (b) After distribution of the Preferred A Liquidation Preference to holders of Series A Preferred, the remaining assets of the Corporation available for distribution, if any, to the shareholders of the Corporation shall be distributed to the holders of shares of other classes of capital stock of the Corporation, as their rights may appear.

     (3) Voting. In addition to the rights specified in Sections 3(b) and 3(c) below and any other rights provided in the Corporation's Bylaws, each Preferred A Share shall entitle the holder thereof to a number of votes on any matters as to which holders of Common Stock are entitled to vote equal to one vote for each share of Preferred A Stock. Holders of Series A Shares shall vote in the same manner and with the same effect as, and as a class with, the holders of Common Stock and any other class or series of capital stock of the Corporation that votes as a class with the Common Stock.

     (a)     Except as hereinafter provided in these Articles or in
Section 3(c) below, the Corporation shall not, without the affirmative consent or approval of the holders of Series A Preferred representing at least 67% of the total number of Series A Preferred then outstanding, acting separately as one class, given either by written consent in lieu of a meeting or by vote at a meeting called for such purpose:

     (i) create or issue any class or series of capital stock (A) ranking, either as to payment of dividends, distribution of assets or redemptions, prior to the Series A Preferred, or (B) which in any manner adversely affects the holders of Series A Preferred; or

     (ii) alter or change the designations, powers, preferences or rights, or the qualifications, limitations, or restrictions of the Series A Preferred.

     (b) The Corporation may, with the affirmative consent or approval of holders of 67% or more of Series A Preferred outstanding, take any of the actions described in Section 3.b above.

     (4) Conversion. The holder of outstanding shares of Series A Preferred shall have the right at any time, or from time to time, at its option to convert all or a portion of such shares into shares of the Corporation's Common Stock on and subject to the terms and conditions hereinafter set forth.

     (a) Subject to the provisions for adjustment hereinafter set forth, each share of Series A Preferred shall initially be convertible into five and one/tenth (5.1) fully paid and non-assessable shares of Common Stock. The ratio of the number of sharings of Common Stock into which one share of Series A Preferred may be converted shall be referred to as the "Exchange Ratio", and the initial Exchange Ratio shall be five and one/tenth (5.1) to one (1).

     (b) In order to exercise such conversion privilege, the holder of any shares of Series A Preferred to be converted shall present and surrender the certificate representing such shares during usual business hours at the principal office of the Corporation and shall deliver a written notice of the election of the holder to convert the shares of Series A Preferred represented by such certificate or any portion thereof specified in such notice. Such notice shall also state the name or names (with address and federal tax identification number) in which the certificate or certificates for shares of such Common Stock shall be issued upon such conversion. If so required by the Corporation, any certificate for shares of Series A Preferred surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such shares or his duly authorized representative. Each conversion of shares of Series A Preferred shall be deemed to have effected on the date (the "Conversion Date") on which the certificate or certificates representing such shares shall have been surrendered and such notice of any required instruments of transfer received as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of such Common Stock shall be issuable on such conversion shall be deemed to have become, immediately prior to the close of business on the Conversion Date, the holder or holders of record of the shares of such Common Stock represented thereby.

     (c) As promptly as practicable after the presentation and surrender for conversion, as herein provided, of any certificate for shares of Series A Preferred Stock, the Corporation shall issue and deliver to the holder thereof, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion. In case any certificate for shares of Series A Preferred shall be surrendered for conversion of a part only of the shares represented thereby, the Corporation shall deliver to the holder thereof, a certificate or certificates for the number of shares of Series A Preferred represented by such surrendered certificate that are not being converted. The issuance of certificates for shares of Common Stock issuable upon the conversion of shares of Series A Preferred shall be made without charge to the converting holder for any tax imposed on the
Corporation in respect of the issue thereof.   The Corporation shall not,
however, be required to pay tax which may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the holder of the shares Series A Preferred being converted, and the Corporation shall not be required to issue or deliver any such certificate unless and until the person requesting the issue thereof shall have paid to the Corporation the amount of such tax or has established to the satisfaction of the Corporation that such tax has been paid.

     (d) Upon any conversion shares of Series A Preferred into shares of Common Stock pursuant hereto, no adjustment with respect to dividends shall be made; only those dividends shall be payable on shares of Series A Preferred so converted as may be declared and be payable to holders of record of shares of Series A Preferred on a date prior to the Conversion Date with respect to the shares so converted; and only those dividends shall be payable on shares of Common Stock issued upon such conversion as may be declared and made payable to holders of record of shares of Common Stock on or after such Conversion Date.

     (e) In case the Corporation shall (i) pay a dividend or make a distribution to all holders of outstanding shares of its Common Stock as a class of shares of such Common Stock, (ii) subdivide or split the outstanding shares of such Common Stock into a larger number of shares;
(iii) combine the outstanding shares of such Common Stock into a smaller number of shares or (iv) reclassify the outstanding shares of such Common Stock, the holder of each outstanding share of Series A Preferred shall thereafter be entitled to receive upon the conversion of such share the number of shares of such Common Stock of the Corporation which at the date of such conversion he would have owned and been entitled to receive had such shares of Series A Preferred been converted immediately prior to the happening of the first of such events to occur after the initial issue of Series A Preferred and prior to such conversion. An adjustment made pursuant to this paragraph (e) shall become effective immediately after such record date in the case of dividend or distribution and immediately after the effective date in the case of a subdivision, split, combination or reclassification.

     (f) All shares of Series A Preferred which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease, except only the right of the holders thereof, subject to the provisions of paragraph (c) of this Section 4, to receive shares in exchange therefor.

     (g)     In the event that:

     (i) the Corporate shall take action to make any distribution (other than cash dividends and dividends or distributions payable in shares of its Common Stock) to the holders of its Common Stock;

     (ii) the Corporation shall take action to offer for subscription pro rata to the holders of its Common Stock any securities of any kind;

     (iii) the Corporation shall take action to accomplish any capital reorganization, or reclassification of the capital stock of the Corporation (other than a subdivision, or combination of its Common Stock), or consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required; or

     (iv) the Corporation shall take action looking to a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall (A) in case of such distribution or subscription rights, at least 15 days prior to the date or expected date on which the books of the Corporation shall close or a record shall be taken for the determination of holders entitled to such distribution or subscription rights, and (B) in the case of any such reorganization, reclassification or consolidation, merger, dissolution, liquidation or winding up, at least 15 days prior to the date of expected date when the same shall take place, cause written notice thereof to be mailed to each holder of shares of Series A Preferred at his address as shown on the books of the Corporation. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such distribution or subscription rights, the date or expected date on which holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (B) shall also specify the date or expected date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, dissolution, liquidation or winding up, as the case may be.

     (h) Anything herein to the contrary notwithstanding, in the event that the Corporation shall, at any time file a registration statement or take similar action to effect a public offering of any share of its capital stock, the Corporation shall promptly deliver to the holders of shares of Series A Preferred written notice of such action. All outstanding shares of Series A Preferred shall, at the option of the Corporation, automatically be converted (effective on the business day immediately preceding the day the registration statement become effective) into shares of the Corporation's Common Stock in accordance with the terms and conditions of this Section 4; provided, however, that the Corporation shall pay in cash to each holder of Series A Preferred on the date of such conversion an amount equal to all dividends accumulated and unpaid upon shares being converted through the date preceding the date such conversion becomes effective.

     (5) Other. Except as expressly provided herein, Series A Preferred shall have the same rights and privileges as shares of the Common Stock.

     FIFTH:     No holder of any of the shares of the corporation shall,
as such holder, have any right to purchase or subscribe for any shares of any class which the corporation may issue or sell, whether or not such shares are exchangeable for any shares of the corporation of any other class or classes, and whether such shares are issued out of the number of shares authorized by the Certificate of Incorporation of the corporation as originally filed, or by any amendment thereof, or out of shares of the corporation acquired by it after the issue thereof; nor shall any holder of any of the shares of the corporation, as such holder, have any right to purchase or subscribe for any obligations which the corporation may issue or sell that shall be convertible into, or exchangeable for, any shares of the corporation of any class or classes, or to which shall be attached or shall appertain to any warrant or warrants or other instrument or instruments that shall confer upon the holder thereof the right to subscribe for, or purchase from the corporation any shares of any class or classes.

     SIXTH:     The name and mailing address of the incorporator are as
follows:

NAME                                    MAILING ADDRESS

Danielle M. Ryea, Esq.                  1900 Century Place, N.E.
                                        Suite 100
                                        Atlanta, Georgia 30345

     SEVENTH:     The duration of the corporation shall be perpetual.

     EIGHTH:      In furtherance and not in limitation of the powers
conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal any or all of the Bylaws of the Corporation.

     NINTH:       Elections of directors need not be by written ballot
unless otherwise provided in the Bylaws of the Corporation.

     TENTH:       The number of directors that will constitute the whole
Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation.

     ELEVENTH:

     (A) To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     (B) The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she, his or her testator or in testate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.

     (C) Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of the Corporation's Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this
Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

     Dated on this 15th day of August 2000.


                                    /s/ Danielle M. Ryea
                                    Danielle M. Ryea, Incorporator